UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2002

BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

Nevada	0-24016	65-1148155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6802 Citicorp Blvd., Suite 500, Tampa, Florida 33619
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 622-8550

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events

On August 8, 2002, BBJ Environmental Technologies, Inc. (the “Company”) raised $45,000 from the issuance and sale of non-convertible promissory notes (“Note”) to three current shareholders. Each Note is due and payable on November 15, 2002, together with interest at the rate of 10% per annum, based upon the actual number of days that the Notes are outstanding. The Notes are redeemable by the Company anytime without penalty or prior written notice. In addition, for every one dollar of investment, the Company issued to each Noteholder a Warrant to purchase five shares of the Company’s Common Stock exercisable at $.20 per share until the close of business August 31, 2003. As of August 30, 2002, the Company has granted Warrants totaling 225,000 shares of the Company’s Common Stock.

On August 12, 2002, the Company commenced an offering to sell on a “best efforts basis” up to 5,340,000 shares of its restricted Common Stock at $.14 per share in order to raise up to $747,600. As of August 30, 2002, the Company has raised $226,800 through the sale of 1,620,000 restricted shares of its Common Stock at a purchase price of $.14 per share to an oversea bank ($196,000) and to Olivier d’Auriol ($30,800), a director of the Company. Each investor in this private placement also received a Warrant for every $1.25 of investment in the Company to purchase one share of the Company’s Common Stock exercisable at $.30 per share until the close of business August 31, 2004. As of August 30, 2002, the Company has granted Warrants totaling 181,440 shares of the Company’s Common Stock. This offering is ongoing and can be terminated by the Company at any time. The Company has received indications of interest from additional oversea banks and investors to purchase an additional 1,951,429 shares of the Company’s Common Stock for a total of $273,200. There can be no assurances given that the Company will receive this additional financing. As stated in our Form 10-Q, for the quarter ended June 30, 2002, management believed that it needed to raise $500,000 in additional financing to meet its obligations. This financing is in accordance with management’s plan to raise the necessary capital for the Company to continue as a going concern and carry out its business plan. Of the monies raised, $25,000 was used to retire one of the non-convertible promissory notes issued earlier in the month.

The Company also granted certain registration rights to its investors in connection with the foregoing offerings.

On August 13, 2002, Discount Bank and Trust Company converted 276,000 shares of its Series A Convertible Preferred Stock into 2,208,000 shares of Common Stock. As of August 30, 2002, all shares of the Series A Convertible Preferred Stock have been converted into shares of Common Stock and the Company has no preferred stock issued or outstanding.

Robert Baker, Chief Executive Officer of the Company, notified the Company of his intention to sell 100,000 shares of the Company’s Common Stock owned by him to pay for college tuition.

INCREASE IN OUTSTANDING SHARES.    As of August 30, 2002, the Registrant has 30,214,578 shares issued and outstanding after giving effect to the 1,620,000 restricted shares of its Common Stock issued as a result of $226,800 in financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ JERRY V. SCHINELLA
Jerry V. Schinella, President & CFO

Date:    August 30, 2002